Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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OMNICHANNEL ACQUISITION CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2022.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend, visit:

http://cstproxy.com/xxxxxxxxxx/20xx

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OMNICHANNEL ACQUISITION CORP.

The undersigned appoints XXXXXXXXXX and XXXXXXXXXX, and each of them (with full power to act alone), as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Omnichannel Acquisition Corp. held of record by the undersigned at the close of business on XXXXX XX, 2021 at the Special Meeting of Stockholders of Omnichannel Acquisition Corp. to be held on XXXXX XX, 2022, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, AND PROPOSAL 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement/Prospectus and to Attend the Special Meeting, please go to: http://www.cstproxy.com/xxxxxxxx/2022

OMNICHANNEL ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Please mark your votes like this	X

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination agreement, dated as of July 19, 2021 (as may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among Omnichannel Acquisition Corp. (“Omnichannel”), Omnichannel Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Kin Insurance, Inc., a Delaware corporation (“Kin”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Kin with Kin surviving the merger as a wholly owned subsidiary of Omnichannel (the transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”);	FOR AGAINST ABSTAIN ☐ ☐ ☐	(2)	Advisory Charter Proposal B — to approve the provision in the Proposed Charter providing that a director may only be removed only for cause and only by the affirmative vote of at least two-thirds (66 and 2/3%) of the shares entitled to vote at an election of directors. Under the Current Charter, director removal requires an affirmative vote of a majority of the shares of Omnichannel Class B common stock;	FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed second amended and restated certificate of incorporation of Omnichannel (the “Proposed Charter”), which will replace Omnichannel’s amended and restated certificate of incorporation, dated November 19, 2020 (the “Current Charter”) and will be in effect upon the Closing of the Business Combination (we refer to such proposal as the “Charter Proposal”). In connection with the consummation of the Business Combination, Omnichannel will be renamed Kin Holdings, Inc. (“Pubco”);	FOR AGAINST ABSTAIN ☐ ☐ ☐	(3)	Advisory Charter Proposal C — to approve amendments to certain provisions of the Proposed Charter to require the affirmative vote of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares entitled to vote thereon, voting together as a single class, rather than by an affirmative vote of a majority of the shares entitled to vote under the Current Charter (and, for the provisions concerning election and removal of directors by shareholder vote, approval of a majority of at least 90% of Omnichannel’s Class B common stock voting);	FOR AGAINST ABSTAIN ☐ ☐ ☐
Proposal No. 3 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, as four separate sub-proposals:		(4)	Advisory Charter Proposal D — to approve an amendment to the Proposed Charter allowing for the bylaws of Pubco to be amended, altered, repealed or adopted by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of Pubco entitled to vote generally in an election of directors, as opposed to the bylaws of Omnichannel requiring the approval of a majority of the board of directors of Omnichannel or by the affirmative vote of the holders of a majority of Omnichannel’s outstanding shares;	FOR AGAINST ABSTAIN ☐ ☐ ☐

(1) Advisory Charter Proposal A — to approve the reclassification of Pubco’s common stock to a single class. The Proposed Charter provides for the issuance of common stock and preferred stock, and does not provide for the issuance of Class A and Class B common stock. At the Effective Time, any distinction between the rights of Class A and Class B common stock will not survive the reclassification/conversion to Pubco common stock. Pursuant to the Current Charter, and at the Effective Time of the Business Combination, each share of Omnichannel Class A common stock will be reclassified as Pubco common stock and each share of Omnichannel Class B common stock will be converted into one (1) share of Pubco common stock;	FOR AGAINST ABSTAIN ☐ ☐ ☐	Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE, the issuance of (x) shares of Omnichannel Class A common stock pursuant to the terms of the Business Combination Agreement and (y) shares of Omnichannel Class A common stock to certain institutional investors in connection with the private placement, plus any additional shares pursuant to subscription agreements we may enter into prior to closing (we refer to this proposal as the “Stock Issuance Proposal”);		FOR AGAINST ABSTAIN ☐ ☐ ☐

OMNICHANNEL ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Please mark your votes like this	X

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the Kin Insurance Inc. 2021 Omnibus Incentive Equity Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”); and	FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 7 — The ESPP Proposal —  to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the Kin Insurance 2021 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP.

FOR AGAINST ABSTAIN ☐ ☐ ☐

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, any of the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived; and	FOR AGAINST ABSTAIN ☐ ☐ ☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Attorneys should submit powers of attorney.